PETMED EXPRESS, INC.

QUARTER ENDED JUNE 30, 2008

CONFERENCE CALL TRANSCRIPT

JULY 21, 2008 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc. doing business as 1-800-PetMeds conference call to review the financial results for the first fiscal quarter ended on June 30, 2008. At the request of the company this conference call is being recorded. Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses direct to the consumer. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering and rapid home delivery. At this time I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. I would like to welcome everybody here today.  Before I turn the call over to Mendo Akdag, our Chief Executive Officer and President, I would like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session, which will be later in the call. Also certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today’s speaker, Mendo Akdag, the Chief Executive Officer and President of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome everyone. Thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our first fiscal quarter ended on June 30, 2008 to last year’s quarter ended on June 30, 2007.

For the first fiscal quarter ended on June 30, 2008 our sales were $68.4 million compared to sales of $59 million for the same period the prior year, an increase of 16%. The increase was due to increased retail reorders and new orders. For the first fiscal quarter, net income was $6.6 million or $0.28 diluted per share compared to $6.2 million or $0.25 diluted per share for the same quarter last year, an increase to earnings per share of 10%. Retail new order sales increased by 17% to $22.1 million for the quarter compared to $19 million for the same quarter the prior year. Retail re-order sales increased by 16% to $46.2 million for the quarter compared to re-order sales of $40.0 million for the same quarter the prior year.

We acquired approximately 267,000 new customers in our first fiscal quarter compared to 236,000 for the same period the prior year. Our average retail order was approximately $87 for the quarter and approximately 64% of our sales were generated on our web site for the quarter.

The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix. Spring and summer are considered peak season with fall and winter being the off-seasons.

For the first fiscal quarter our gross profit as a percent of sales was 37.7% compared to 38.4% for the same period a year ago. The percentage decrease can be attributed to increased product costs, which we did not pass on to the consumer to be more price competitive.

Our general and administrative expenses as a percent of sales were 8.5% for the first fiscal quarter compared to 9.5% for the same quarter the prior year. The improvement shows leverage of the G&A. We spent $10.1 million in advertising for the quarter compared to $8.5 million for the same quarter the prior year, an increase of 19%. We took advantage of advertising inventory availability during the quarter and advertised more in order to increase our market share. The advertising costs of acquiring a customer for the quarter was approximately $38.00 compared to $36.00 for the same quarter the prior year.

Exhibit 99.1   Page 1 of 7

Our working capital increased by $16.0 million to $54.8 million since March 31, 2008. The increase can mainly be attributed to reduction of long-term auction rate securities investments and cash flow generated from operations. We had $40.6 million in cash and temporary investment, $14.9 million in long-term auction rate securities investments and $24.8 million in inventory with no debt as of June 30, 2008.  Net cash from operations for the quarter was $6.6 million.

In accordance with our share repurchase program, we repurchased approximately 93,000 shares, paying approximately $1.1 million during the quarter. Capital expenditures for the quarter were approximately $213,000.

This ends the financial review. Operator, we are ready to take questions.

Coordinator:

Thank you. At this time we will begin the question and answer session. If you would like to ask a question please press star, 1. To withdraw the question you may press star, 2. Once again, if you’d like to ask a question please press star, 1. One moment please for the first question. Our first question comes from Michael Friedman with Noble Financial.

Michael Friedman:

Hi guys. Can you hear me?

Mendo Akdag:

Yes, Michael.

Michael Friedman:

Okay. Can you give us an idea of how freight costs are impacting your business? Are they impacting at all? You didn’t really talk about that.

Mendo Akdag:

Actually obviously the freight costs went up. Having said that, our free shipping offer, we changed it from priority to standard. And with that our freight costs actually came down compared to last year same quarter by about 40 basis points.

Michael Friedman:

Okay. And the price impact that you had, were you looking to - you talked about taking market share. Can you give us a sense how the competition played into that line of thinking as well?

Mendo Akdag:

Competition was really similar to last year. We were just more aggressive to capture market share.

Michael Friedman:

Okay. And looking at the gross profit margin on a year over year basis for the entire year do you think it makes sense to see similar narrowing of the margin on that line going forward?

Mendo Akdag:

Compared to last year I anticipate yes. It will be lower than last year. Having said that, going forward rest of the fiscal year I anticipate it to be higher than the June quarter - slightly higher than the current quarter we just finished.

Michael Friedman:

Okay. So the gross profit margin itself you think will be a little bit higher?

Mendo Akdag:

Than the June quarter but lower than last year’s same quarter.

Michael Friedman:

Okay. Great. What about G&A on a year over year growth basis? Do you think that goes up with inflation or do you think you have to add some more folks?

Mendo Akdag:

It’s semi-variable the G&A so there is still some room for leverage but I wouldn’t expect a lot.

Michael Friedman:

Okay. Okay. And can you give us a sense of the advertising market in the segments in which you’re advertising? You talked about taking advantage. Do you still see that currently? Have things changed? Can you give us a little sense of that?

Mendo Akdag:

First two weeks of July it has not changed, having said that, obviously it could change. We’re anticipating the biggest impact of the presidential elections probably in September and October.

Michael Friedman:

Okay. Okay. And could you give us an idea of what your internal goal is as far as new customers you’d like to add this fiscal year?

Mendo Akdag:

We don’t give guidance as you know, so I’m not going to get into that.

Exhibit 99.1   Page 2 of 7

Michael Friedman:

Okay. Okay, and then one last question regarding the cash. Are there any new possibilities on the horizon for the use of that cash since the last conference call or is it pretty much the same?

Mendo Akdag:

It’s pretty much the same. We still have about $7.3 million left in our share buy-back plan that we intend to use. Other than that, there are no other plans at this time.

Michael Friedman:

Great. Thank you very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Mark Arnold with Piper Jaffray.

Mark Arnold:

Good morning. Very nice quarter, guys.

Mendo Akdag:

Thank you.

Mark Arnold:

I guess just a couple follow up questions. I think most of them were answered on the last one but just back to the new customer growth in the quarter. You know, it was very strong. Can you talk at all about anything you changed in the quarter in terms of targeting your advertising spend toward new customers and, you know, anything there that helped you kind of achieve that really strong new customer growth in the quarter?

Mendo Akdag:

We spent more money, so we spent 19% more this June quarter compared to last year. So that’s the key reason for the new orders being - obviously there was remnant space available on TV. That’s probably due to the softer economy. That helped us.

Mark Arnold:

Do you feel that level of spending might be elevated for the rest of the year or is it just going to depend on that remnant space being available?

Mendo Akdag:

It’s going to depend on the remnant space being available.

Mark Arnold:

Okay. And then I guess just back on the shipping costs. You mentioned one change, you said from priority to standard. What does that do to service for your customer?

Mendo Akdag:

It’s slightly slower service but we tested very carefully and made sure that customers were still happy with the service.

Mark Arnold:

And I apologize for not knowing the mail system perfectly but I mean are we talking - it’s what, 1-2 additional days typically?

Mendo Akdag:

That is correct. Yes.

Mark Arnold:

Okay. And then finally just on the G&A line obviously real strong performance there in the quarter not just on a percentage basis but on the absolute dollar basis. It’s only up a couple hundred thousand from last year. Were there any other factors there that kept that number real low or is it just a benefit of scale?

Mendo Akdag:

Last year there was one-time charge due to nexus being established in another state so - which had about a 65 basis point impact. So if we take that out of the equation, the net gain is really 35 basis points compared to last year.

Mark Arnold:

Great, thank you guys.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Anthony Lebiedzinski with Sidoti & Company.

Anthony Lebiedzinski:

Yes, good morning - a couple questions. First I was wondering if you could just comment on what you have been doing differently this year versus 2004 when you had the last presidential election in terms of the advertising.

Exhibit 99.1   Page 3 of 7

Mendo Akdag:

There was more remnant space availability during the June quarter compared to 2004 and the softer economy might have played a role. Also the presidential elections, I believe they spent less money in the June quarter compared to 2004.

Anthony Lebiedzinski:

And in terms of your media mix, have you changed how much you advertise on TV versus the Internet and some other media?

Mendo Akdag:

No, there has been no material change.

Anthony Lebiedzinski:

Gotcha Okay. And as far as your view as far as what the new customer acquisition costs are going to be going forward next couple of quarters, is there any view that you could share with us?

Mendo Akdag:

It’s difficult to tell. It’s going to depend on, really remnant space availability, the inventory availability on TV. So if it continues the way the June quarter was it’s going to be favorable but it’s difficult to tell. As I’ve pointed out we are expecting the biggest impact of the presidential elections in September and October.

Anthony Lebiedzinski:

Okay, right. But those months are already sort of closer to your off peak season months so that shouldn’t really have that much material impact on you guys, right?

Mendo Akdag:

That’s a fair assumption.

Anthony Lebiedzinski:

Right. Okay. Well thanks a lot.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Mr. LaCava with Canaccord Adams.

Domenic LaCava:

Thank you. Good quarter, guys.

Mendo Akdag:

Thank you.

Domenic LaCava:

Could you just - you may have already said it. I may have missed it. When did you institute the new shipping change from priority to standard? Was that early in the quarter or late in the quarter?

Mendo Akdag:

We started about six months ago but we implemented it slowly. We did some testing to make sure that customers were not complaining and they were happy. So the full impact really took place more in the month of May.

Domenic LaCava:

Okay. And there’s no really discernable pushback from customers as far as getting products later now?

Mendo Akdag:

No there is not at this time.

Domenic LaCava:

Okay. And so the feedback has been - I assume has been good enough to continue?

Mendo Akdag:

That is correct. Yes.

Domenic LaCava:

Okay.

Mendo Akdag:

I think consumers understand with the oil prices keep going up that - they’re not complaining. Let’s put it that way.

Domenic LaCava:

Okay. Okay. And then you mentioned in the last call the potential to pass on higher costs to customers. I think you indicated you did not do that in this quarter. Do you still feel like that’s something that could happen, going into the second half of 2008?

Mendo Akdag:

Yes. Later in the year we will probably pass on the product cost increase to the consumer.

Domenic LaCava:

Okay. And now the $87.00 average retail order, the increase in that figure - how much of that was higher costs versus cross-selling efforts?

Exhibit 99.1   Page 4 of 7

Mendo Akdag:

Roughly, I would say half of it is due to price increases and the other half due to up selling and cross selling.

Domenic LaCava:

Okay. All right. And so you already touched on the gross margins. So gross margins - it sounds like we can expect there to be a little more pressure here heading into the back half?

Mendo Akdag:

I would anticipate it to be higher than the June quarter but lower than the last year’s same comparable quarters.

Domenic LaCava:

Okay. And do you have any color as to how the new TV ad campaign is doing compared to the old one?

Mendo Akdag:

Well it’s doing fairly well, so, numbers speak for themselves.

Domenic LaCava:

Okay, and another question on the competitive landscape. Are you seeing pricing pressures from either the vets or other on-line competitors or anyone else? Can you talk about competition a little bit?

Mendo Akdag:

The market is competitive especially within certain segments but I would say it’s similar to last year.

Domenic LaCava:

Similar - okay. Okay. And then I guess my last question is, you know, I know you had a new personalization campaign or functionality that was put into the web site in your marketing campaign. Can you talk about how personalization is impacting reorders and conversion?

Mendo Akdag:

We’re still working on it so it’s a work in progress. It’s an ongoing - the personalization is ongoing. So we’re not done with it yet. So the average order size was up to $87.00. I believe it was $84.00 same quarter last year. So that’s a pretty good increase, about $1.50 was due to price increases and the other $1.50 due to up selling and cross selling and personalization obviously helps with that.

Domenic LaCava:

Okay. I guess one more then. You did mention that you are going - you do plan to spend up for TV ad pricing if it’s going to go up, which you expect it to. Is that still the case that you do expect to pay up if there’s a significant increase?

Mendo Akdag:

You mean pay more?

Domenic LaCava:

Pay more, you know, depending on the pricing.

Mendo Akdag:

Not necessarily. That’s not necessarily accurate what you say. It depends on the time of the year. In our peak season we’ll be more aggressive but off peak season we will not be so.

Domenic LaCava:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Ed Woo of Wedbush.

Ed Woo:

Great. Good quarter.

Mendo Akdag:

Thank you.

Ed Woo:

I had a question. Have you noticed any change in the consumer in terms of customers, whether there’s any patterns of people buying, you know, in terms of maybe closer toward end of the month or maybe in geography?

Mendo Akdag:

We have not noticed any change from prior years.

Ed Woo:

Great. And I’m not sure if you ever give this matrix out but what percentage of your customers qualify for the free shipping?

Mendo Akdag:

About roughly 80%.

Ed Woo:

And has there been any change in that?

Mendo Akdag:

No.

Exhibit 99.1   Page 5 of 7

Ed Woo:

Great. Thanks a lot.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Kristine Koerber of JMP Securities.

Jennifer Bennett:

Hi. This is Jennifer Bennett filling in for Kristine. A follow on to one of the last questions - have you seen vets being more promotional with their medications in this more difficult environment?

Mendo Akdag:

I would say it was similar to last year. We have not seen them to be more promotional than last year this year.

Jennifer Bennett:

Okay.

Mendo Akdag:

But they’ve been aggressive. So...

Jennifer Bennett:

But not any more aggressive than last year?

Mendo Akdag:

We don’t think so. No.

Jennifer Bennett:

Okay. And then my second question is did weather play any role on results this quarter?

Mendo Akdag:

It’s difficult to tell. I haven’t really paid attention if this June quarter was hotter than last June, but it’s our peak season so what we heard was the veterinarians’ sales were down. Overall market was down is what we’ve heard but I don’t have hard data to verify that.

Jennifer Bennett:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Sasha Kostadinov with Shaker Investments.

Sasha Kostadinov:

Thank you very much.

Mendo Akdag:

You’re welcome.

Sasha Kostadinov:

The inventory number - did you have some opportunistic buys during the quarter? What was the reason for the increase?

Mendo Akdag:

It’s just the timing issue. Yes, we did have some buying opportunities so I would anticipate inventory to come down as the year goes by.

Sasha Kostadinov:

Okay. All right, thanks a lot, great quarter.

Mendo Akdag:

Thank you.

Coordinator:

Thank you. Our next question comes from Stan Westhoff of Waldthausen & Company.

Stan Westhoff:

Great. Thank you. Actually the inventory question was one of my questions but I just had some things that with retail reorder sales. I kind of missed them when I first got on the call. Can you kind of go-over those - the retail reorders?

Mendo Akdag:

Retail re-order sales increased by 16% to $46.2 million for the quarter. That was compared to re-order sales of $40 million for the same quarter last year.

Stan Westhoff:

Okay. And the retail new orders?

Mendo Akdag:

Increased by 17% to $22.1 million and that’s compared to $19 million for the same quarter last year.

Stan Westhoff:

Okay. What was the average retail order?

Mendo Akdag:

$87.00.

Exhibit 99.1   Page 6 of 7

Stan Westhoff:

$87.00. And then just the Internet sales and that’ll be it for me.

Mendo Akdag:

64% of sales were Internet.

Stan Westhoff:

Okay. Great. Thanks. Great quarter.

Mendo Akdag:

You’re welcome.

Coordinator:

Our next question comes from Ken Smith with Munder Capital.

Ken Smith:

Hi. Can you just comment on the cash balance last quarter I think you had re-classed about $24.0 million, I think to long-term for auction rate securities. It looks like that’s decreased this quarter.

Mendo Akdag:

Yes.

Ken Smith:

What’s the reason for re-classing it back to current?

Mendo Akdag:

We sold them.

Ken Smith:

Okay. And then the remaining balance in long-term, what’s the plan or outlook there?

Mendo Akdag:

We are attempting to sell them. So we’ll see what happens.

Ken Smith:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Once again, if you would like to ask a question please press star, 1. One moment please. I would now like to turn the meeting back over to the speaker.

Mendo Akdag:

Thank you. We’ll continue focusing our efforts in three areas to capitalize on the pet industry’s growth trend, one, capturing additional market share; two, increasing reorders with personalized communication and health education content; and three, improving our current service level.

This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

Thank you and thank you for participating. You may now disconnect.

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